Exhibit 99.1

Opower Announces Fourth Quarter and Full Year 2014 Financial Results

2014 revenue is $128.4 million, 45 percent increase over 2013

ARLINGTON, Va.—(March 2, 2015)—Opower (NYSE: OPWR), a leading provider of cloud-based software for the utility industry, today announced its financial results for the fourth quarter and full year 2014. The company finished the year with revenue of $128.4 million, an increase of 45 percent year-over-year.

“Revenue and profitability were above the high end of our expectations for the fourth quarter and 2014,” said Dan Yates, chief executive officer of Opower. “Our strong performance reflects a healthy demand environment and the deepening of many of our customer relationships.”

Yates continued, “At Opower, our ambition is to lead the transformation of the utility industry with a customer engagement platform that is core to every interaction a utility company has with its customers. The utility industry is one of the largest remaining industries yet to be transformed by cloud software. We are leading that transformation.”

Yates also announced Customer Care: Billing Suite, a new product that will be deployed on the Opower 6 customer engagement platform. “This offering helps us entrench deeper into utility operations and is a big part of our effort to automate and improve every single customer touchpoint.” Puget Sound Energy will be the first customer to launch the entire Billing Suite later this year.

Opower signed several large expansions in the fourth quarter and added customers domestically and overseas.

Fourth Quarter 2014 Financial Highlights

Revenue

•	Total revenue for the fourth quarter 2014 was $34.8 million, an increase of 34 percent from the comparable period in 2013.

Operating Loss

•	GAAP operating loss was $(11.4) million, compared to an operating loss of $(6.1) million for the comparable period in 2013.

•	Non-GAAP operating loss was $(6.4) million, compared to a non-GAAP operating loss of $(4.4) million for the comparable period in 2013.

Net Loss

•	GAAP net loss was $(11.8) million, compared to a net loss of $(6.3) million for the comparable period in 2013. GAAP net loss per share was $(0.24), based on 49.8 million weighted-average common shares outstanding, compared to a GAAP net loss per share of $(0.29) for the comparable period in 2013.

•	Non-GAAP net loss was $(6.8) million, compared to a non-GAAP net loss of $(4.6) million for the comparable period in 2013. Non-GAAP net loss per share was $(0.14), based on 49.8 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss per share of $(0.11) for the comparable period in 2013.

Adjusted EBITDA

•	Adjusted EBITDA was a loss of $(4.1) million, compared to a loss of $(3.4) million for the comparable period in 2013.

Full Year 2014 Financial Highlights

Revenue

•	Total revenue for the full year 2014 was $128.4 million, a 45 percent increase from 2013.

Operating Loss

•	GAAP operating loss was $(40.8) million, compared to an operating loss of $(13.8) million in 2013.

•	Non-GAAP operating loss was $(20.4) million, compared to a non-GAAP operating loss of $(10.2) million in 2013.

Net Loss

•	GAAP net loss was $(41.8) million, compared to a net loss of $(14.2) million in 2013. GAAP net loss per share was $(1.00), based on 41.9 million weighted-average common shares outstanding, compared to a GAAP net loss per share of $(0.67) in 2013.

•	Non-GAAP net loss was $(21.4) million, compared to a non-GAAP net loss of $(10.5) million in 2013. Non-GAAP net loss per share was $(0.45), based on 47.1 million non-GAAP weighted-average common shares outstanding, compared to a non-GAAP net loss per share of $(0.26) in 2013.

Adjusted EBITDA

•	Adjusted EBITDA was a loss of $(13.2) million, compared to a loss of $(6.4) million in 2013.

Balance Sheet

•	The Company had $125.7 million in cash and cash equivalents at December 31, 2014. This is an increase of $96.9 million compared to $28.8 million at December 31, 2013.

Business Outlook

Opower is issuing the following guidance for the first quarter and full year of 2015, based on current expectations:

(in $ millions, except per share guidance)	First Quarter 2015	Full Year 2015
Revenue	32.5-32.9	144.0-149.0
Adjusted EBITDA	(5.5)-(5.0)	(25.0)-(21.0)
Non-GAAP net income/(loss)	(7.9)-(7.4)	(38.0)-(33.0)
Per share	(0.16)-(0.14)	(0.74)-(0.64)

Non-GAAP net income/(loss) in the table above for the first quarter and for the full year 2015 excludes stock-based compensation expense of $6.0 million and $30.0 million, respectively. Non-GAAP Adjusted EBITDA also excludes $2.3 million in depreciation and amortization expenses in the first quarter and $12.5 million for the full year 2015.

Conference Call Information

What:	Opower Full Year 2014 Financial Results Conference Call
When:	Monday, March 2, 2015
Time:	5:00 p.m. ET
Live Call:	(877) 201-0168, domestic
(647) 788-4901, international
Conference ID	#68128780
Webcast:	http://investor.opower.com (live and replay)

The webcast will be archived on Opower’s website for three months.

Non-GAAP Financial Measures

This press release contains the following non-GAAP financial measures: Non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, non-GAAP weighted-average common shares outstanding and adjusted EBITDA.

We define non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share as excluding the impact of stock-based compensation. The weighted-average shares outstanding used to calculate non-GAAP net loss per share gives effect to the conversion of the preferred stock as of the beginning of each of the periods presented.

We define adjusted EBITDA as net loss adjusted to exclude our income tax provision, other income (expense), including interest, depreciation and amortization, and stock-based compensation.

We believe that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Opower’s financial condition and results of operations. We use these non-GAAP measures for financial, operational and budgetary decision-making purposes, and to compare our performance to that of prior periods for trend analyses. We believe that these non-GAAP financial measures provide useful information regarding past financial performance and future prospects, and permit us to analyze key financial metrics used to make operational decisions more thoroughly. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other software companies, many of which disclose similar non-GAAP financial measures.

We do not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is their exclusion of significant income and expenses that are required by GAAP to be recorded in the Company’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management on which income and expenses are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results. We urge investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that is included in this press release, and not to rely on any single financial measure to evaluate our business.

About Opower

Opower (NYSE:OPWR) is an enterprise software company that is transforming the way utilities engage with their customers. Opower’s customer engagement platform enables utilities to reach their customers at moments that matter through proactive and digitized communications that drive energy savings, increase customer engagement and satisfaction, and lower customer operation costs. Opower’s software has been deployed to more than 95 utility partners around the world and reaches more than 50 million households and businesses. For more information, please visit www.opower.com and follow us on Twitter at @Opower.

Cautionary Language Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our revenue, net income and profitability metrics for the company’s first quarter and full year 2015, and statements regarding our market position in our industry. These forward-looking statements are made as of the date of this press release and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, unpredictable sales cycles and implementation times; changes to the regulatory landscape could alter our customers’ buying patterns; our ability to respond to evolving technological changes; our ability to retain and attract customers; the risk of technological developments and innovations by others; failure to manage growth and effectively scale the organization; failure to protect and enforce our intellectual property rights; assertions by third parties that we infringe their intellectual property rights; the risk of losing key employees; changes to current accounting rules; and general political or destabilizing events, including war, conflict or acts of terrorism. For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our final prospectus for our initial public offering filed on April 4, 2014 and most recent Quarterly Report on Form 10-Q. Past performance is not necessarily indicative of future results. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

OPOWER, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	December 31, 2013	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$28,819	$125,725
Accounts receivable, net	20,228	36,295
Prepaid expenses and other current assets	1,988	4,654

Total current assets	51,035	166,674
Property and equipment, net	10,813	17,672
Other assets	1,287	151

Total assets	$63,135	$184,497

Liabilities and Stockholders’ Equity (Deficit)
Current liabilities:
Accounts payable	$1,163	$1,400
Accrued expenses	4,452	6,367
Deferred revenue	50,623	61,989
Accrued compensation and benefits	4,817	8,337
Other current liabilities	1,831	2,091

Total current liabilities	62,886	80,184
Deferred revenue	1,767	2,280
Notes payable	2,418	—
Other liabilities	2,327	1,232

Total liabilities	69,398	83,696

Stockholders’ equity (deficit):
Convertible preferred stock:
Series A preferred stock	1,466	—
Series B preferred stock	16,355	—
Series C preferred stock	49,872	—
Total convertible preferred stock	67,693	—
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	9,407	226,093
Accumulated deficit	(83,243)	(124,994)
Accumulated other comprehensive loss	(120)	(298)

Total stockholders’ equity (deficit)	(6,263)	100,801

Total liabilities and stockholders’ equity (deficit)	$63,135	$184,497

OPOWER, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013 (2)	2014	2013 (2)	2014
Revenue	$25,960	$34,845	$88,703	$128,439
Cost of revenue (1)	8,853	12,205	32,092	44,125

Gross profit	17,107	22,640	56,611	84,314
Operating expenses (1):
Sales and marketing	10,501	17,309	33,116	61,267
Research and development	9,830	11,868	29,496	45,999
General and administrative	2,868	4,834	7,816	17,844

Total operating expenses	23,199	34,011	70,428	125,110

Operating loss	(6,092)	(11,371)	(13,817)	(40,796)
Other income (expense):
Gain (loss) on foreign currency	(190)	(670)	(220)	(1,361)
Interest expense	(65)	(15)	(187)	(114)
Other, net	69	146	86	433

Loss before income taxes	(6,278)	(11,910)	(14,138)	(41,838)
Provision for (benefit from) income taxes	(1)	(140)	23	(87)

Net loss	$(6,277)	$(11,770)	$(14,161)	$(41,751)

Weighted-average common stock outstanding:
Basic and diluted	21,603	49,839	21,121	41,921
Net loss per share:
Basic and diluted	$(0.29)	$(0.24)	$(0.67)	$(1.00)

(1)	Stock-based compensation was allocated as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2013 (2)	2014	2013 (2)	2014
Cost of revenue	$71	$436	$204	$1,354
Sales and marketing	739	1,938	1,487	8,932
Research and development	283	1,535	960	5,623
General and administrative	612	1,048	974	4,473

Total stock-based compensation	$1,705	$4,957	$3,625	$20,382

(2)	During the first quarter of 2014, the Company updated its methodology for allocating certain general and administrative costs to more closely align these costs to the functional departments consuming the related services. As a result, certain prior period costs have been reclassified from general and administrative expenses to cost of revenue, sales and marketing expenses, and research and development expenses primarily based on the headcount in each of these functional areas. The reclassifications for the three months ended December 31, 2013 reduced general and administrative expenses by $2.3 million and increased cost of revenue, sales and marketing expenses, and research and development expenses by $0.4 million, $0.9 million and $1.0 million, respectively. The reclassifications for the year ended December 31, 2013 reduced general and administrative expenses by $5.8 million and increased cost of revenue, sales and marketing, and research and development expenses by $0.8 million, $2.6 million, and $2.4 million, respectively. These reclassifications had no effect on previously reported operating loss, net loss or cash flows.

OPOWER, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in thousands)

	Year Ended December 31,
	2013	2014
Operating Activities
Net loss	$(14,161)	$(41,751)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	3,766	7,198
Stock-based compensation expense	3,625	20,382
Foreign currency (gain) loss	(8)	994
Non-cash interest expense	159	52
Asset impairment	640	82
Other	35	150
Changes in operating assets and liabilities:
Accounts receivable	(9,668)	(15,885)
Prepaid expenses and other current assets	(720)	(2,153)
Other assets	(383)	113
Accounts payable	339	249
Accrued expenses	1,886	2,292
Accrued compensation and benefits	1,387	3,554
Deferred revenue	19,995	11,566
Other liabilities	(225)	290

Net cash provided by (used in) operating activities	6,667	(12,867)

Investing Activities
Additions to property and equipment	(7,328)	(12,431)

Net cash used in investing activities	(7,328)	(12,431)

Financing Activities
Proceeds from issuance of common stock	2,797	3,285
Proceeds from initial public offering, net of underwriting discounts and commissions	—	123,955
Taxes paid related to net share settlement of equity awards	—	(1,482)
Issuance of notes payable	2,500	—
Payment of offering costs	(273)	(1,873)
Principal payments on capital lease obligations	(116)	(496)

Net cash provided by financing activities	4,908	123,389

Effect of exchange rate changes on cash and cash equivalents	(25)	(1,185)
Net increase in cash and cash equivalents	4,222	96,906
Cash and cash equivalents, beginning of period	24,597	28,819

Cash and cash equivalents, end of period	$28,819	$125,725

OPOWER, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2013	2014	2013	2014
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(6,277)	$(11,770)	$(14,161)	$(41,751)
Provision for (benefit from) income taxes	(1)	(140)	23	(87)
Other (income) expense, including interest	186	539	321	1,042
Depreciation and amortization	987	2,357	3,766	7,198
Stock-based compensation	1,705	4,957	3,625	20,382

Adjusted EBITDA	$(3,400)	$(4,057)	$(6,426)	$(13,216)

Reconciliation of Cost of Revenue to Non-GAAP Cost of Revenue:
Cost of revenue	$8,853	$12,205	$32,092	$44,125
Less: Stock-based compensation	71	436	204	1,354

Non-GAAP cost of revenue	$8,782	$11,769	$31,888	$42,771

Reconciliation of Gross Margin to Non-GAAP Gross Margin:
Gross margin	65.9%	65.0%	63.8%	65.6%
Add back: Stock-based compensation	0.3%	1.3%	0.2%	1.1%

Non-GAAP gross margin	66.2%	66.3%	64.0%	66.7%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses:
Operating expenses	$23,199	$34,011	$70,428	$125,110
Less: Stock-based compensation	1,634	4,521	3,421	19,028

Non-GAAP operating expenses	$21,565	$29,490	$67,007	$106,082

Reconciliation of Operating Loss to Non-GAAP Operating Loss:
Operating loss	$(6,092)	$(11,371)	$(13,817)	$(40,796)
Add back: Stock-based compensation	1,705	4,957	3,625	20,382

Non-GAAP operating loss	$(4,387)	$(6,414)	$(10,192)	$(20,414)

Reconciliation of Net Loss to Non-GAAP Net Loss:
Net loss	$(6,277)	$(11,770)	$(14,161)	$(41,751)
Add back: Stock-based compensation	1,705	4,957	3,625	20,382

Non-GAAP net loss	$(4,572)	$(6,813)	$(10,536)	$(21,369)

Shares used in computing Non-GAAP Per Share Amounts:
Weighted-average common stock outstanding, basic and diluted	21,603	49,839	21,121	41,921
Add: Additional weighted-average shares giving effect to the conversion of preferred stock as of the beginning of the period	19,247	—	19,247	5,168

Non-GAAP weighted-average common stock outstanding, basic and diluted	40,850	49,839	40,368	47,089

Non-GAAP net loss per share	$(0.11)	$(0.14)	$(0.26)	$(0.45)

Contacts

Opower

Media Contact

Carly Llewellyn

pr@opower.com

or

Investor Contact

Charlie Mayer, 571-483-5200

investor@opower.com

Source: Opower

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